SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MACROMEDIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June 13, 2002

To Our Stockholders:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Macromedia, Inc. to be held at 600 Townsend Street, San Francisco, California, on Thursday, July 18, 2002, at 1:00 p.m. P.D.T.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of Macromedia by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,
Elizabeth A. Nelson
Executive Vice President, Chief Financial Officer and Secretary

Macromedia, Inc.
600 Townsend Street
San Francisco, California 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Macromedia, Inc. (the “Company”) will be held at 600 Townsend Street, San Francisco, California, on Thursday, July 18, 2002, at 1:00 p.m. P.D.T. for the following purposes:

1.
To elect directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company’s Board of Directors intends to present the following nominees for election as directors:

Robert K. Burgess John (Ian) Giffen William H. Harris, Jr. Robert A. Kotick	Mark D. Kvamme Donald L. Lucas William B. Welty

2.	To consider and vote upon a proposal to approve the adoption of the Company’s 2002 Equity Incentive Plan authorizing 2,000,000 shares to be reserved for issuance.

3.	To ratify the selection of KPMG LLP as independent auditors for the Company for the fiscal year ending March 31, 2003.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on May 24, 2002 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Elizabeth A. Nelson
Executive Vice President, Chief Financial Officer and Secretary

San Francisco, California
June 13, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

June 13, 2002

MACROMEDIA, INC.
600 Townsend Street
San Francisco, California 94103

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of Macromedia, Inc., a Delaware corporation (the “Company” or “Macromedia”), for use at the Annual Meeting of Stockholders of the Company to be held at 600 Townsend Street, San Francisco, California, on Thursday, July 18, 2002 at 1:00 p.m. P.D.T. (the “Meeting”). Only holders of record of the Company’s Common Stock at the close of business on May 24, 2002 will be entitled to vote at the Meeting. At the close of business on May 24, 2002 (the “Record Date”), the Company had 61,531,437 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about June 17, 2002. An annual report to stockholders for the fiscal year ended March 31, 2002 is enclosed with this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Holders of the Company’s Common Stock are entitled to one vote for each share held as of the above record date. Shares of Common Stock may not be voted cumulatively.

Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposals No. 2 and 3 require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposals. All votes will be tabulated by the inspector of election appointed for the Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward a quorum and will have the same effect as negative votes with regard to Proposals No. 2 and 3. Broker non-votes will also be counted towards a quorum but will not be counted for any purpose in determining whether any proposal has been approved.

The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph, electronic means or in person. The Company has retained a proxy solicitation firm, Georgeson Shareholder Communications, Inc., to aid in the solicitation process and will pay it a fee of approximately $7,000 for its services. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Meeting, stockholders will elect directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until such directors’ earlier resignation or removal. Seven nominees will be elected at the Meeting to be the seven directors of the Company. Shares represented by the accompanying proxy will be voted for the election of the seven nominees recommended by the Company’s Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

Directors/Nominees

The names of the nominees, and certain information about them as of April 23, 2002, are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Robert K. Burgess	44	Chairman and Chief Executive Officer of the Company	1996
John (Ian) Giffen(1)(2)	44	Independent Consultant	1997
William H. Harris, Jr.	46	Private Investor	2002
Robert A. Kotick	39	Chairman and Chief Executive Officer of Activision, Inc.	2002
Mark D. Kvamme(1)(2)	41	Partner at Sequoia Capital	1998
Donald L. Lucas(2)(3)	72	Venture Capitalist	1992
William B. Welty(2)(3)	60	President and Chief Executive Officer of agincourt partners, llc; President and Chief Executive Officer of Action Technologies, Inc.	1993

(1)	Member of the Nominating Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

Each of the director nominees listed above was elected to be a director at the Company’s Annual Meeting of Stockholders held on July 20, 2001, except for Mr. Kotick, who was appointed by the Board of Directors on April 25, 2002, and Mr. Harris, who was appointed by the Board of Directors on May 23, 2002, in each case, to fill the vacancies created when the Board increased the number of directors constituting the entire board.

Robert Burgess has been Chief Executive Officer and a director of the Company since November 1996. Mr. Burgess has served as Chairman of the Board since July 1998. Prior to joining the Company, Mr. Burgess worked extensively in the field of high-performance computer graphics, holding key executive positions at Silicon Graphics, Inc., and serving as Chief Executive Officer of Alias Research, Inc. prior to its acquisition by Silicon Graphics, Inc. Mr. Burgess holds a bachelor’s degree from McMaster University.

Ian Giffen has been a director of the Company since July 1997. Mr. Giffen is also a director of Delano Technology Corporation. Since 1996, Mr. Giffen has served as an independent consultant to software and venture capital companies. Mr. Giffen holds a degree in Business Administration from the University of Strathclyde (Scotland) and is a member of the Canadian Institute of Chartered Accountants and the Institute of the Chartered Accountants of Scotland.

William Harris has been a director of the Company since May 2002. Mr. Harris also currently serves as a director of numerous privately-held corporations, including eONE Global LP, Nextag, Inc., LowerMyBills, Inc., Xtec Incorporated, and Isochron Data Corporation. Mr. Harris previously served as the Chief Executive Officer of PayPal, Inc. from October 1999 to May 2000. In addition, from January 1995 to September 1999, Mr. Harris served as an executive officer, including as Chief Executive Officer, at Intuit, Inc. He holds a bachelor’s degree from Middlebury College and a Master of Business Administration degree from Harvard University.

Robert Kotick has been a director of the Company since April 2002. Since February 1991, Mr. Kotick has been the Chairman and Chief Executive Officer of Activision, Inc., a publicly-held corporation.

Mark Kvamme has been a director of the Company since July 1998. Mr. Kvamme has been a partner at Sequoia Capital, a venture capital firm, since 1999. Prior to March 2000, Mr. Kvamme served as Chairman of the Board and a director of USWeb Corporation. In addition, from 1991 until December 1998, Mr. Kvamme served as the Chairman of the Board and Chief Executive Officer of CKS Group. Mr. Kvamme holds a bachelor’s degree from the University of California at Berkeley.

Donald Lucas has been a director of the Company since March 1992. Mr. Lucas is also a director of Cadence Design Systems, Inc., Oracle Corporation, PDF Solutions Inc., and Tricord Systems, Inc. Mr. Lucas served as a director of Authorware from July 1988 until the formation of the Company in March 1992. Since 1967, Mr. Lucas has been actively engaged in venture capital activities as a private individual. Mr. Lucas holds a bachelor’s degree and a Master of Business Administration degree from Stanford University.

William Welty has been a director of the Company since April 1993. Mr. Welty served as a director of MacroMind and its successor, Macromind/Paracomp, from April 1991 to March 1992. Since April 1997, Mr. Welty has been President and Chief Executive Officer of agincourt partners, llc, an investment management firm. Since May 1997, he has also been Chief Executive Officer and President of Action Technologies, Inc. From August 1988 to April 1997, Mr. Welty was a general partner of Volpe, Welty and Company, a securities and investment banking firm. Mr. Welty holds bachelor’s degrees from Iowa State University.

Board of Directors’ Meetings and Committees

The Board met four times during fiscal 2002 and acted by unanimous written consent three times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

Standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating Committee.

Messrs. Lucas, Giffen, Kvamme and Welty are the members of the Audit Committee, which met five times during fiscal 2002. The Audit Committee meets with the Company’s independent auditors to review the adequacy of the Company’s internal control systems and financial reporting procedures; reviews the general scope of the Company’s annual audit and the fees charged by the independent auditors; reviews and monitors the performance of non-audit services by the Company’s auditors, reviews the fairness of any proposed transaction between the Company and any officer, director or other affiliate of the Company, and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company’s Common Stock may be listed.

Messrs. Lucas and Welty are the members of the Compensation Committee, which met three times during fiscal 2002 and acted by unanimous written consent twenty times. The Compensation Committee recommends compensation for officers and employees of the Company, grants options and stock awards and reviews and recommends adoption of and amendments to stock option and employee benefit plans. In November 2001, the Compensation Committee delegated to the Chief Executive Officer the authority to grant to employees of the Company who are not directors or officers of the Company options and stock awards; provided, however, that no such individual award made by the Chief Executive Officer may exceed 250,000 shares or options to purchase more than 250,000 shares of the Company’s stock.

Messrs. Giffen and Kvamme are the members of the Nominating Committee, which met once and held numerous unofficial telephone conferences, during fiscal 2002. The Nominating Committee identifies and recommends candidates for the Company’s Board. The Nominating Committee does not consider nominees for the Board recommended by the stockholders.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2—APPROVAL OF ADOPTION OF THE
2002 EQUITY INCENTIVE PLAN

Stockholders are being asked to approve the adoption of the Company’s 2002 Equity Incentive Plan (the “Equity Incentive Plan” or the “2002 Plan”) authorizing the Company to reserve 2,000,000 shares of Common Stock for issuance thereunder. The Board of Directors of the Company (the “Board”) adopted the 2002 Plan on June 6, 2002, with such adoption to be effective upon stockholder approval.

Management believes that the adoption of the 2002 Plan is in the best interests of the Company because of the need to provide equity incentive awards to attract and retain quality employees and directors and to remain competitive in the industry.

Below is a summary of the principal provisions of the 2002 Plan, assuming approval of the 2002 Plan by the stockholders, which summary is qualified in its entirety by reference to the full text of the 2002 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

2002 Equity Incentive Plan

Background.    The Board adopted the 2002 Plan on June 6, 2002 to allow the Company to provide equity incentives to attract and retain the services of quality individuals, remain competitive in the industry and align the interests of the individuals eligible to participate in the 2002 Plan with those of the stockholders.

Shares Subject to the 2002 Plan.    An aggregate of 2,000,000 shares (assuming approval of the 2002 Plan) of the Company’s Common Stock have been reserved by the Board for issuance under the 2002 Plan. If any option granted pursuant to the 2002 Plan expires or terminates for any reason without being exercised in full, or any award terminates without being issued, the unexercised shares released from such option and award will again become available for issuance under the 2002 Plan. None of the shares authorized under the Company’s 1992 Equity Incentive Plan, which will expire on September 22, 2002, the Company’s 1993 Directors Stock Option Plan, which will expire on October 15, 2003, or any other equity incentive plans currently in effect will be made available under the 2002 Plan. The market value of the Company’s Common Stock as of June 6, 2002 was $20.50 per share. As soon as practicable after the 2002 Annual Meeting of Stockholders of the Company, the Company will (assuming approval of the 2002 Plan) register with the Securities and Exchange Commission on a registration statement on Form S-8 the shares that may be issued under the 2002 Plan.

Administration.    The 2002 Plan is administered by the Compensation Committee of the Board (the “Committee”), the members of which are appointed by the Board. The Committee currently consists of Donald L. Lucas and William B. Welty, each of whom are “non-employee directors” as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to the terms of the 2002 Plan and other than with respect to automatic option grants to non-employee Directors, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the 2002 Plan or any awards granted thereunder.

Eligibility.    Employees, officers, Directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company (the “Participants”) are eligible to receive stock options or restricted stock awards under the 2002 Plan. No person will be eligible to receive more than 2,000,000 shares of Common Stock in any calendar year under the 2002 Plan, other than a new employee of the Company, who would be eligible to receive up to 3,000,000 shares of Common Stock in the calendar year in which such employee commences employment with the Company. As of April 23, 2002, approximately 1,250 employees, officers and Directors would have been eligible to receive awards under the 2002 Plan.

Discretionary Stock Option Awards.    The 2002 Plan permits the granting of options that are intended to qualify either as Incentive Stock Options (“ISOs”) or Nonqualified Stock Options (“NQSOs”).

ISOs may be granted only to employees. In addition to the automatic grants to non-employee Directors described below, discretionary stock option awards may be made to Directors of the Company. The option exercise price for each option granted under the 2002 Plan must be no less than 100% of the fair market value (as defined in the 2002 Plan) of a share at the time such option is granted. In the case of a 10% or greater stockholder, the exercise price must be no less than 110% of the fair market value. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement. The Committee may approve the transfer by gift or domestic relations order of NQSOs to family members of the Participant subject to the terms of the 2002 Plan.

The 2002 Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock either owned for at least six months or purchased in the public market and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a “same-day sale” commitment; (7) by a “margin” commitment; or (8) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Restricted Stock Awards.    The Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the 2002 Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards are subject to determination by the Committee, and can be paid for with the same types of consideration described for stock options above, except that payment by a same-day sale or a margin commitment is not available for restricted stock awards.

Automatic Grants to Outside Directors.    Under the 2002 Plan and upon expiration of the Company’s 1993 Directors Option Plan, each non-employee Director of the Company will automatically be granted an option to purchase 60,000 shares of Common Stock on the date such non-employee Director first becomes a member of the Board (an “Initial Grant”). So long as he or she continuously remains a Director of the Company, each such Director subsequently will automatically receive a new 60,000 share option grant, reduced by the number of shares subject to options granted to such Director that remain unvested as of the date of such subsequent grant, immediately following the annual meeting of the Stockholders that occurs on or after the third anniversary of such Director’s prior grant (a “Succeeding Grant”). Each member of the Audit Committee will automatically be granted an option to purchase 10,000 shares of Common Stock and the chairperson of the Audit Committee will automatically be granted an additional option to purchase 5,000 shares of Common Stock on an annual basis (collectively, the “Audit Committee Grant”). Each member of the Compensation Committee will automatically be granted an option to purchase 7,500 shares of Common Stock and the chairperson of the Compensation Committee will automatically be granted an additional option to purchase 5,000 shares of Common Stock on an annual basis (collectively, the “Compensation Committee Grant” and, together with the Audit Committee Grant, the “Committee Grants”).

Each Initial Grant, Committee Grant, and Succeeding Grant will have a term of ten (10) years. The Initial Grant will vest, with respect to 16.67% of the shares, six months after the Director begins service and at the rate of 2.8% of the shares each month thereafter, so long as the Director continuously remains a member of the Board or a consultant to the Company. Each of the Succeeding Grants will vest at the rate of 2.78% of the shares each calendar month that the applicable Director continues to serve on the Board or as a consultant to the Company. Each of the Committee Grants will vest at the rate of 8.33% of the share each calendar month that the applicable director continues to serve on the corresponding committee and, if applicable, as the chairperson. Such options will be exercisable only to the extent they are vested.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all of the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those, other than the automatic option grants to outside Directors, granted under the 2002 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the 2002 Plan. In the event that the successor corporation does not assume or substitute the awards, the awards, including outstanding options, shall expire on such transaction at the time and upon the conditions as the Committee determines. With respect to the automatic option grants to non-employee Directors made under the 2002 Plan, the vesting of the corresponding options will be accelerated in the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction.

Amendment of the 2002 Plan.    The Board may at any time terminate or amend the 2002 Plan, including amending any form of award agreement or instrument to be executed pursuant to the 2002 Plan.

Term of the 2002 Plan.    The 2002 Plan will terminate on June 6, 2012, ten years from the date the 2002 Plan was adopted by the Board.

New Plan Benefits.    The following table shows, in the aggregate, the options that would have been automatically granted to Outside Directors under the 2002 Plan in fiscal 2002 if the 2002 Plan had been in effect during the entire fiscal 2002 and the 1993 Directors Option Plan had expired or had been terminated prior to the beginning of fiscal 2002.

Name and Position	Dollar Value ($)	Number of Units
Non-Executive Director Group	Fair Market Value on grant date	341,390

Future awards to executive officers and employees, and any additional future awards to non-employee Directors, under the 2002 Plan are discretionary and cannot be determined at this time. We have therefore not included a table reflecting any such awards.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE 2002 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. THIS SUMMARY DOES NOT ADDRESS THE TAX CONSEQUENCES TO FAMILY MEMBERS TO WHOM AN OPTION IS TRANSFERRED OR TO THE PARTICIPANT THAT TRANSFERS THE OPTION. EACH PARTICIPANT, AND FAMILY MEMBER WHO HOLDS AN OPTION HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

Incentive Stock Options.    A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax (“AMT”)). If the Participant holds the stock acquired upon exercise of an ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the Participant disposes of ISO Shares prior to the expiration of either required holding period described above (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

Alternative Minimum Tax.    The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000 or, with respect to a married individual filing separately, $87,500). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($49,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options.    A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant’s exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant’s salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Restricted Stock Awards.    Restricted stock awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

Maximum Tax Rates.    As of June 1, 2002, the maximum rate applicable to ordinary income is 38.6%. Long term capital gain on stock held for more than twelve months will be taxed, as of June 1, 2002, at a maximum rate of 20%. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of the Company.    The Company generally will be entitled to a deduction in connection with the exercise of a NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income and the Company properly reports the income received by the Participant in connection with the award. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares and the Company properly reports the income received by the Participant in connection with the award.

ERISA

The 2002 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

THE BOARD RECOMMENDS A VOTE FOR APPROVAL
OF THE ADOPTION OF THE 2002 EQUITY INCENTIVE PLAN

PROPOSAL NO. 3—RATIFICATION OF SELECTION
OF INDEPENDENT AUDITORS

The Company has selected KPMG LLP as its independent auditors to perform the audit of the Company’s financial statements for fiscal 2003, and the stockholders are being asked to ratify such selection. Representatives of KPMG LLP will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to KPMG LLP

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal 2002, and other fees billed for services rendered by KPMG LLP, and include “out of pocket” costs incurred in connection with these services.

Audit Fees	$531,000
All Other Fees:
Audit Related Fees(1)	369,000
Other Non-Audit Services(2)	426,000

Total	$1,326,000

(1)	Audit related fees consisted principally of fees for audits of employee benefit plans, statutory audits of the Company’s subsidiaries, and accounting and reporting consultations.
(2)	Other non-audit services consisted of tax compliance, international and state and local tax services

The Audit Committee considered whether the non-audit services rendered by KPMG LLP were compatible with maintaining KPMG LLP’s independence as auditors of the Company’s consolidated financial statements, and concluded that they were.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE SELECTION OF KPMG LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 23, 2002, with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director/nominee, (iii) each of the Named Executive Officers of the Company (as defined below) and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Capital Group International, Inc.(2)	11,478,940	19.4%
Capital Research and Management Company(3)	6,300,000	10.6
Robert K. Burgess(4)	648,829	1.1
Stephen Elop(5)	139,656	*
Kevin Lynch(6)	248,848	*
David Mendels(7)	143,937	*
Patrick Morley(8)	62,492	*
Elizabeth A. Nelson(9)	205,440	*
Timothy Yeaton(10)	70,414	*
John (Ian) Giffen(11)	67,500	*
William H. Harris, Jr.	—	—
Robert A. Kotick	—	—
Mark D. Kvamme(12)	57,500	*
Donald L. Lucas(13)	57,739	*
Alan Ramadan(14)	72,786	*
William B. Welty(15)	12,291	*
All directors and executive officers as a group (14 persons)(16)	1,540,673	2.5

*	Less than 1%
(1)
Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated below, the address for each person and entity named in the table is: c/o Macromedia, Inc., 600 Townsend Street, San Francisco, California 94103.

(2)
In Amendment No. 5 to its Schedule 13G filed on February 11, 2002, Capital Group International, Inc. reported sole voting power as to 10,391,180 shares of the Company’s Common Stock and sole dispositive power as to 11,478,940 shares and disclaimed beneficial ownership as to 11,478,940 shares. Also on Amendment No. 5 to the same Schedule 13G, Capital Guardian Trust Company reported sole voting power as to 7,477,720 shares of the Company’s Common Stock and sole dispositive power as to 8,565,480 shares and disclaimed beneficial ownership as to 8,565,480 shares. These entities listed their principal business address as 11100 Santa Monica Blvd., Los Angeles, CA 90025.

(3)
In Amendment No. 1 to its Schedule 13G filed on February 11, 2002, Capital Research and Management Company reported no voting power as to any share of the Company’s Common Stock and sole dispositive power as to 6,300,000 shares and disclaimed beneficial ownership as to 6,300,000 shares. Capital Research and Management Company listed its principal business address as 333 South Hope Street, Los Angeles, CA 90071.

(4)
Includes 588,824 shares subject to options held by Mr. Burgess that are exercisable within 60 days of April 23, 2002 and 1,176 shares, for which Mr. Burgess has shared voting and dispositive power, held in trust for the benefit of the children of Mr. Burgess.

(5)	Includes 137,188 shares subject to options held by Mr. Elop that are exercisable within 60 days of April 23, 2002.

(6)	Includes 247,125 shares subject to options held by Mr. Lynch that are exercisable within 60 days of April 23, 2002.
(7)	Includes 138,509 shares subject to options held by Mr. Mendels that are exercisable within 60 days of April 23, 2002.
(8)	Represents 62,492 shares subject to options held by Mr. Morley that are exercisable within 60 days of April 23, 2002.
(9)	Includes 183,608 shares subject to options held by Ms. Nelson that are exercisable within 60 days of April 23, 2002.
(10)	Represents 70,414 shares subject to options held by Mr. Yeaton that are exercisable within 60 days of April 23, 2002.
(11)	Represents 67,500 shares subject to options held by Mr. Giffen that are exercisable within 60 days of April 23, 2002.
(12)	Represents 57,500 shares subject to options held by Mr. Kvamme that are exercisable within 60 days of April 23, 2002.
(13)	Represents 57,739 shares subject to options held by Mr. Lucas that are exercisable within 60 days of April 23, 2002.
(14)	Represents 72,786 shares subject to options held by Mr. Ramadan that are exercisable within 60 days of April 23, 2002.
(15)	Represents 12,291 shares subject to options held by Mr. Welty that are exercisable within 60 days of April 23, 2002.
(16)	Includes 1,454,645 shares subject to options that are exercisable within 60 days of April 23, 2002.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, and certain information about them as of May 1, 2002, are set forth below:

Name	Age	Position
Robert K. Burgess	44	Chairman and Chief Executive Officer
Stephen A. Elop	38	Executive Vice President, Worldwide Field Operations
Dominic Gallello	47	Executive Vice President, Tools Business Unit
Loren E. Hillberg	43	Senior Vice President, General Counsel
Kevin M. Lynch	35	Executive Vice President, Chief Software Architect
Elizabeth A. Nelson	41	Executive Vice President, Chief Financial Officer and Secretary

Additional information with respect to Mr. Burgess is set forth herein under “Proposal No. 1—Election of Directors.”

Stephen Elop has been Executive Vice President of Worldwide Field Operations since April 2001. Since 1998, Mr. Elop has served in several executive roles at the Company, including Senior Vice President of Worldwide Field Operations and Chief Information Officer. From 1994 to 1998, Mr. Elop was Senior Vice President, Systems/CIO for Boston Chicken, Inc. He holds a bachelor’s degree from McMaster University.

Dominic Gallello has been Executive Vice President of the Tools Business Unit since October 2001. Mr. Gallello previously served as the Chief Executive Officer of RedSpark, Inc., a corporation resulting from the spin-off of an Autodesk, Inc. business unit. Prior to joining RedSpark, Inc., Mr. Gallello held several key executive positions at Autodesk, Inc., including Vice President of Asia/Pacific region, Vice President of Mechanical CAD Market Group, and Executive Vice President of the Design Solutions Division. He holds a bachelor’s degree and a Master of Business Administration degree from Monmouth University.

Loren Hillberg has been a Senior Vice President and General Counsel of the Company since May 1998. From December 1989 to May 1998, Mr. Hillberg was employed, including as General Counsel and Corporate Secretary, by Micro Focus, a publicly-held corporation currently incorporated under the name of MERANT plc. Mr. Hillberg holds a Juris Doctor degree from University of California, Hastings College of Law and a bachelor’s degree from Stanford University.

Kevin Lynch has been an Executive Vice President of the Company since June 2000, initially serving as the President of Macromedia Products and currently serving as the Chief Software Architect. Prior to his current role, Mr. Lynch served as General Manager of Web Publishing from February 1998 to June 2000. Mr. Lynch has been instrumental in shaping the Macromedia technology strategy and product family since joining the Company in 1996.

Elizabeth Nelson has been Executive Vice President, Chief Financial Officer and Secretary of the Company since February 1998. Ms. Nelson joined the Company in July 1996 as Vice President of Corporate Development, and was responsible for managing mergers and acquisitions and strategic planning. Ms. Nelson holds a Master of Business Administration degree from the Wharton School at the University of Pennsylvania and a bachelor’s degree from Georgetown University.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of fiscal 2000, 2001 and 2002 by (i) the Company’s chief executive officer, (ii) the Company’s four other most highly compensated employees who were serving as executive officers at the end of fiscal 2002 and (iii) the Company’s two other most highly compensated employees who were not serving as executive officers at the end of fiscal 2002 (together, the “Named Executive Officers”). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)		All Other Compensation(2) ($)
Robert K. Burgess Chairman and Chief Executive Officer	2002 2001 2000	$103,010 167,587 200,000	$50,000 629,841 684,167	— — —	750,000 500,000 250,000	(3) (4)	$2,000 2,000 1,000

Stephen A. Elop Executive Vice President, Worldwide Field Operations	2002 2001 2000	186,723 202,973 216,922	18,750 17,500 114,756	— — —	267,000 100,000 70,000	(5) (4) (6)	— — —

Kevin M. Lynch Executive Vice President, Chief Software Architect	2002 2001 2000	175,446 175,000 150,000	25,000 228,919 243,817	— — —	250,000 200,000 100,000	(7) (4)	24,310 — —

David R. Mendels Senior Vice President, Chief Strategy Officer(8)	2002 2001 2000	150,386 150,386 150,000	25,001 25,001 243,817	— — —	200,000 150,000 90,000	(9) (4)	2,000 1,000 1,000

Elizabeth A. Nelson Executive Vice President, Chief Financial Officer and Secretary	2002 2001 2000	175,446 191,667 162,500	25,000 314,921 281,563	— — —	300,000 200,000 70,000	(10) (4)	2,000 2,000 1,000

Patrick Morley Former Vice President, North American Sales(11)	2002 2001 2000	188,832 — —	139,053 — —	— — —	500 75,000 —		3,000 — —

Timothy Yeaton Former Senior Vice President, Products(12)	2002 2001 2000	309,693 — —	141,557 — —	— — —	— 75,000 —		3,000 — —

(1)	Base salaries for fiscal 2001 and fiscal 2002 reflect a voluntary salary reduction by certain executive officers.
(2)
Other than with respect to Mr. Lynch, “all other compensation” represents the Company’s 401(k) plan employer-matching contributions. In fiscal 2002, the Company forgave $24,310.37 in interest that had accrued on a loan provided by the Company to Mr. Lynch. The principal on such loan was repaid by Mr. Lynch concurrently with the forgiveness of such accrued interest.

(3)
Includes options to purchase 500,000 shares that were granted in exchange for options to purchase 500,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.

(4)	Such options were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.
(5)
Includes options to purchase 167,000 shares that were granted in exchange for options to purchase 167,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.

(6)	Includes options to purchase 67,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.
(7)
Includes options to purchase 200,000 shares that were granted in exchange for options to purchase 200,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.

(8)	Mr. Mendels has been serving the Company as a non-executive officer of the Company since April 2002.
(9)
Includes options to purchase 150,000 shares that were granted in exchange for options to purchase 150,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.

(10)
Includes options to purchase 200,000 shares that were granted in exchange for options to purchase 200,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.

(11)
Mr. Morley resigned as an employee of the Company on April 26, 2002. Prior to such resignation, Mr. Morley had joined the Company in connection with the acquisition of Allaire Corporation by the Company in March 2001.

(12)
Mr. Yeaton resigned as an employee of the Company on November 2, 2001. Prior to such resignation, Mr. Yeaton had joined the Company in connection with the acquisition of Allaire Corporation by the Company in March 2001.

The following table sets forth further information regarding individual grants of stock options during fiscal 2002 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the respective expiration of such options based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

Option Grants in Fiscal 2002

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted to Employees in Fiscal 2002	Per Share Exercise Price ($/Sh)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name						5%($)	10%($)
Robert K. Burgess	250,000 500,000	(3)	2.3 4.5%	$13.39 15.99	2/21/2012 4/18/2010	$2,105,225 4,005,051	$5,335,053 9,679,279

Stephen A. Elop	100,000 100,000 67,000	(3) (3)	0.9 0.9 0.6	13.39 15.99 15.99	2/21/2012 4/18/2010 8/10/2009	842,090 801,010 483,621	2,134,021 1,935,856 1,146,774

Kevin M. Lynch	50,000 200,000	(3)	0.5 1.8	13.39 15.99	2/21/2012 4/18/2010	421,045 1,602,020	1,067,011 3,871,711

David R. Mendels	50,000 50,000 100,000	(3) (3)	0.5 0.5 0.9	13.39 15.99 15.99	2/21/2012 1/22/2011 4/18/2010	421,045 446,104 801,010	1,067,011 1,101,498 1,935,856

Elizabeth A. Nelson	100,000 200,000	(3)	0.9 1.8	13.39 15.99	2/21/2012 4/18/2010	842,090 1,602,020	2,134,021 3,871,711

Patrick Morley	500		0.0	13.39	2/21/2012	4,210	10,670

Timothy Yeaton	—		—	—	—	—	—

(1)
Macromedia stock options were awarded to the Named Executives with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Macromedia stock options, other than options to purchase shares that were granted in exchange for options to purchase the same number shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program, expire ten years from the date of grant or within a predetermined time after the optionee’s termination of employment. The options to purchase shares that were granted pursuant to the Company’s 2001 Option Exchange Program will expire on the same date the corresponding options that were tendered and cancelled would have expired.

(2)	The 5% and 10% assumed rates of annual compound stock price appreciation are prescribed by rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices.
(3)
Represents options to purchase shares that were granted in exchange for options to purchase the same number of shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.

The following table sets forth certain information concerning the number and value at March 31, 2002 of unexercised options held by the Named Executive Officers. None of the Named Executive Officers exercised any stock option held by such individual during fiscal 2002.

Aggregated March 31, 2002 Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert K. Burgess	586,220	752,604	$3,373,496	$3,986,775
Stephen A. Elop	134,063	210,937	769,868	1,195,020
Kevin M. Lynch	242,959	257,291	951,788	1,288,019
David R. Mendels	132,017	191,909	685,107	997,486
Elizabeth A. Nelson	178,024	313,396	661,032	1,651,655
Patrick Morley	61,638	95,798	163,016	371,410
Timothy Yeaton	70,414	—	45,663	—

(1)
These values have not been, and may never be, realized. The values are based, with respect to options exercisable for shares of Macromedia’s Common Stock, on the positive spread between the respective exercise prices of outstanding stock options and the closing price of Macromedia’s Common Stock on March 31, 2002 ($20.42 per share).

The following table provides information on repricing of options, whether through amendment, cancellation or replacement grants, or any other means during the last ten years, held by any individual who was an executive officer as of May 1, 2002. The options granted pursuant to the Company’s 2001 Option Exchange Program described in “Report of the Compensation Committee—Fiscal 2002 Executive Compensation and 2001 Option Exchange Program” are included in the following table.

Ten-Year Option/SAR Repricing

Name (a)	Date (b)	Number of Securities Underlying Options/SARs Repriced Or Amended (#) (c)	Market Price Of Stock At Time Of Repricing Or Amendment ($) (d)	Exercise Price At Time Of Repricing Or Amendment ($) (e)	New Exercise Price ($) (f)	Length Of Original Option Term Remaining At Time Of Repricing Or Amendment (g)
Robert K. Burgess	7/15/1997	1,000,000	$7.78	$15.00	$7.78	9.0 years
	12/5/2001	500,000	$15.99	49.94	15.99	8.3 years

Stephen A. Elop	12/5/2001	10,713	15.99	28.00	15.99	7.6 years
	12/5/2001	56,287	15.99	28.00	15.99	7.6 years
	12/5/2001	100,000	15.99	49.94	15.99	8.3 years

Loren E. Hillberg	12/5/2001	25,000	15.99	63.50	15.99	8.7 years
	12/5/2001	10,000	15.99	31.63	15.99	9.1 years
	12/5/2001	16,667	15.99	35.20	15.99	7.5 years

Kevin M. Lynch	5/6/1997	75,000	7.50	14.88	7.50	9.2 years
	5/6/1997	250	7.50	16.38	7.50	9.5 years
	12/5/2001	200,000	15.99	49.94	15.99	8.3 years

Elizabeth A. Nelson	5/6/1997	25,000	7.50	14.88	7.50	9.2 years
	12/5/2001	200,000	15.99	49.94	15.99	8.3 years

COMPENSATION OF DIRECTORS

Each non-employee director is reimbursed for actual business expenses incurred in attending each Board meeting. In addition to the reimbursement, the Company provides for an annual retainer fee of $10,000 to each director of the Company. Furthermore, each director is compensated $1,000 for each meeting of the Board attended by such director. In fiscal 2002, there were four meetings of the Board. Moreover, each member of the Audit Committee and of the Compensation Committee is compensated $500 for each meeting of the respective committee attended by such member. In fiscal 2002, there were five meetings of the Audit Committee and three meetings of the Compensation Committee.

In addition, each director of the Company who is not an employee of the Company (or of any parent or subsidiary of the Company) (“Outside Director”) receives automatic grants of stock options. The following automatic equity compensation is paid to the Outside Directors:

(1)  Each Outside Director who first becomes a member of the Board will be automatically granted an option to purchase 60,000 shares of Common Stock on the date the Outside Director first becomes a member of the Board (an “Initial Grant”), to be vested, with respect to 16.67% of such shares, six months after such Outside Director begins service and at the rate of 2.78% of such shares each month thereafter;

(2)  Each Outside Director will automatically receive, immediately following the annual meeting of the stockholders that occurs on or after the third anniversary of such Outside Director’s prior grant, a new 60,000 share option grant (less the number of unvested option shares then held by such Outside Director), to be vested on a monthly basis over a period of three years (a “Succeeding Grant”);

(3)  Each member of the Audit Committee will automatically receive an annual 10,000 share option grant, to be vested on a monthly basis over a period of one year;

(4)  Each member of the Compensation Committee will automatically receive an annual 7,500 share option grant, to be vested on a monthly basis over a period of one year; and

(5)  The chair of the Compensation Committee and the chair of the Audit Committee will each receive an additional annual 5,000 share option grant, to be vested on a monthly basis over a period of one year.

In addition to the automatic option grants, the Directors are eligible to receive discretionary option grants.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of March 31, 2002, concerning securities authorized for issuance under all equity compensation plans of the Company, excluding the 2002 Plan that is subject to stockholder approval pursuant to Proposal 2 hereof:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	9,025,456		$16.87		3,679,046	(2)

Equity compensation plans not approved by security holders(1)	6,256,116	(3),(4)	15.79	(3)	375,233	(5)

Total	15,281,572		$16.43		4,054,279

(1)	Does not include the 2002 Plan that is subject to stockholder approval pursuant to Proposal 2 hereof.
(2)
Includes 263,622 shares available for issuance under the Company’s 1993 Employee Stock Purchase Plan, 2,000,000 shares available for issuance under the Company’s 2001 Employee Stock Purchase Plan, and 1,292,562 shares available for issuance under the Company’s 1992 Equity Incentive Plan, in each case, as of March 31, 2002 and, in each case, other than upon the exercise of options, warrants, or rights.

(3)
Does not include options and warrants to purchase 2,759,232 shares outstanding as of March 31, 2002, with a weighted-average exercise price of $18.23, that were assumed in the Company’s acquisitions of Allaire Corporation, Andromedia, Inc., ESI Software, Inc., Middlesoft, Inc., and Solis Design, Inc.

(4)
Reflects options to purchase shares outstanding as of March 31, 2002 that were issued by the Company under the Macromedia, Inc. 1999 Stock Option Plan, the Allaire Corporation 2000 Stock Incentive Plan, the Allaire Corporation 1998 Stock Incentive Plan, and the Andromedia, Inc. 1999 Stock Plan, and under non-plan grants.

(5)
Includes 59,519 shares available for issuance under the Allaire Corporation 1997 Stock Incentive Plan, 58,030 shares available for issuance under the Allaire Corporation 1998 Stock Incentive Plan, 197,024 shares available for issuance under the Allaire Corporation 2000 Stock Incentive Plan, and 10,006 shares available for issuance under the Andromedia, Inc. 1999 Stock Plan, in each case, as of March 31, 2002 and, in each case, other than upon the exercise of options, warrants or rights. In addition, the Andromedia, Inc. 1999 Stock Plan provides for increase in the number of shares authorized every year by the lesser of (i) 1,000,000 shares, (ii) 5% of the outstanding shares of the Company stock, or (iii) an amount determined by the Board. Since the assumption of the Andromedia, Inc. 1999 Stock Plan, the Company has not increased the number of shares authorized under such plan.

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

Macromedia, Inc. 1999 Stock Option Plan

In September 1999 the Board adopted the 1999 Stock Option Plan (the “1999 Plan”). The 1999 Plan has not been approved by the stockholders of the Company.

Shares Subject to the 1999 Plan.    As of March 31, 2002, 3,752,012 shares of the Company’s Common Stock were subject to outstanding options granted, and 50,654 shares remained available for future option grants, under the 1999 Plan. If any option granted pursuant to the 1999 Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the 1999 Plan. The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 1999 Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company (the “Participants”) are eligible to receive stock options under the 1999 Plan. The number of shares subject to options granted to officers of the Company or its subsidiaries may not exceed 40% of all shares subject to options granted under the 1999 Plan.

Stock Option Awards.    The 1999 Plan permits the granting of only Nonqualified Stock Options (“NQSOs”). The option exercise price for each option granted under the 1999 Plan must be no less than 100% of the fair market value (as defined in the 1999 Plan) of a share at the time such option is granted. Options are exercisable within the times and upon the events determined by the Compensation Committee of the Board (the “Committee”) as set forth in the optionee’s option agreement. All options granted under the 1999 Plan expire 10 years from the date of grant, unless the Committee provides for an earlier expiration date.

The 1999 Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the 1999 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the 1999 Plan. In the event that the successor corporation does not assume or substitute the awards, the awards, including outstanding options, shall expire on such transaction at the time and upon the conditions as the Committee determines.

Macromedia, Inc. Non-Plan Option Grants

Options granted to eleven employees of the Company outside of any equity incentive plan adopted by the Company remained outstanding as of March 31, 2002 (“Non-Plan Options”). Such Non-Plan Option grants were made pursuant to the terms of a form Non-Qualified Stock Option Agreement, with each such grant authorized by the Committee. The Non-Plan Option grants have not been approved by the stockholders of the Company.

As of March 31, 2002, there were (i) Non-Plan Options to purchase 1,000,000 shares of the Company’s common stock originally granted to Robert Burgess, the Chief Executive Officer of the Company, with such Non-Plan Options to purchase 213,824 shares remaining outstanding, at an exercise price of $7.78 per share, (ii) Non-Plan Options to purchase an aggregate of 417,000 shares originally granted to two individuals and remaining outstanding, including Non-Plan Options to purchase 400,000 shares originally granted to Dominic Gallello, an Executive Vice President of the Company, at an exercise price of $14.02 per share, (iii) Non-Plan Options to purchase 40,000 shares originally granted to one individual and remaining outstanding, at an exercise price of $16.02 per shares, (iv) Non-Plan Options to purchase 50,000 shares originally granted to one individual and remaining outstanding, at an exercise price of $17.70 per share, (v) Non-Plan Options to purchase an aggregate of 175,000 shares originally granted to three individuals and remaining outstanding, at an exercise price of $18.85 per share, (vi) Non-Plan Options to purchase an aggregate of 50,000 shares originally granted to two individuals and remaining outstanding, at an exercise price of $22.40, and (vii) Non-Plan Options to purchase 40,000 shares originally granted to one individual, with such Non-Plan Options to purchase 36,500 shares remaining outstanding, at an exercise price of $28.00 per share. Each of the Non-Plan Options vests (i) 25% of the corresponding shares one year after the date of the respective grant and (i) 2.08% of the shares each month thereafter.

The Non-Plan Options are NQSOs and were issued with an exercise price equal to 100% of the fair market value of the corresponding shares of common stock on the date of such grant. Furthermore, Non-Plan Options expire, in the event the grantee’s employment is terminated for any reason other than as a result of such grantee’s death or disability, 90 days following such termination of employment and, in the event the grantee’s employment is terminated as a result of such grantee’s death or disability, twelve months following such termination. In addition, the option grant agreement provides for the payment of the exercise price of options by any of the following means: (1) in cash (by check); (2) by surrender of shares of the Company’s common stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) by waiver of compensation due or accrued to the corresponding grantee for services rendered to the Company; or (4) by any combination of the foregoing.

Allaire Plans

In connection with the acquisition of Allaire Corporation by the Company, the Company assumed, among others, the (i) Allaire Corporation 1997 Stock Incentive Plan (the “Allaire 1997 Plan”), (ii) the Allaire Corporation 1998 Stock Incentive Plan (the “Allaire 1998 Plan”), and (iii) the Allaire Corporation 2000 Stock Incentive Plan (the “Allaire 2000 Plan” and, together with the Allaire 1997 Plan and the Allaire 1998 Plan, the “Allaire Plans”). The Allaire Plans have been approved by the stockholders of Allaire Corporation prior to the acquisition, but have not been approved by the stockholders of the Company.

Shares Subject to the Allaire Plans.    As of March 31, 2002, (i) 168,248 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 59,519 shares remained available for future equity incentive awards, under the Allaire 1997 Plan, (ii) 2,525,704 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 58,030 shares remained available for future equity incentive awards, under the Allaire 1998 Plan, and (iii) 1,026,491 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 197,024 shares remained available for future equity incentive awards, under the Allaire 2000 Plan. If any option granted pursuant to any Allaire Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the corresponding Allaire Plan. The number of shares available for future grant and previously granted but unexercised equity incentive awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the corresponding Allaire Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company are eligible to receive stock options under the Allaire Plans.

Stock Option Awards.    The exercise price of options granted under the Allaire Plans are determined by the Committee, other than the Allaire 1997 Plan which requires exercise price to be no less than 50% of the fair market value (as defined in the Allaire 1997 Plan) of a share at the time such option is granted; provided, however, that the Company does not intend to issue option awards with an exercise price below 100% of the fair market value under the Allaire Plans. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement. All options granted under the Allaire Plans expire 10 years from the date of grant, unless the Committee provides for an earlier expiration date. The Compensation Committee determines the vesting schedule for the options granted.

The Allaire Plans provide for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Other Equity Incentive Awards.    The Allaire Plans provide for the provision of other types of equity based awards, including stock appreciation rights, performance share awards, restricted stock awards, and other stock-based awards determined by the Committee. The Company does not intend to provide any type of awards under the Allaire Plans other than the stock option awards described above.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the corresponding Allaire Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the corresponding Allaire Plan. In the event that the successor corporation does not assume or substitute the awards, the awards, including outstanding options, shall expire on such transaction at the time and upon the conditions as the Committee determines, including acceleration of vesting of such awards or, in the case of the Allaire 1997 Plan, for each share covered by the cancelled awards, payment in cash equal to the difference between the fair market value of such share on the date of such cancellation and the exercise price.

Andromedia, Inc. 1999 Stock Plan

In connection with the acquisition of Andromedia, Inc. by the Company, the Company assumed the Andromedia, Inc. 1999 Stock Plan (the “Andromedia Plan”). The Andromedia Plan has been approved by the stockholders of Andromedia, Inc. prior to the acquisition but has not been approved by the stockholders of the Company.

Shares Subject to the Andromedia Plan.    As of March 31, 2002, 401,936 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 10,006 shares remained available for future equity incentive awards, under the Andromedia Plan. In addition, the Andromedia Plan provides for increase in the number of shares authorized every year by the lesser of (i) 1,000,000 shares, (ii) 5% of the outstanding shares of the Company stock, or (iii) an amount determined by the board. The Company has not increased the number of shares authorized under such plan. If any option granted pursuant to the Andromedia Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the Andromedia Plan. The number of shares available for future grant and previously granted but unexercised equity incentive awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the Andromedia Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company are eligible to receive stock options under the Andromedia Plan; provided, however, that options to purchase more than 500,000 shares may not be issued to any one individual during any fiscal year.

Stock Option Awards.    The exercise price of options granted under the Allaire Plans are determined by the Committee; provided, however, that the Company does not intend to issue option awards with an exercise price below 100% of the fair market value. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement.

The Andromedia Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Stock Purchase Right.    The Andromedia Plan provides for awards of stock purchase right, including at a purchase price below the then fair market value for the corresponding shares. The Company does not intend to provide any type of awards under the Andromedia Plan other than the stock option awards described above.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Andromedia Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the Andromedia Plan. In the event that the successor corporation does not assume or substitute the awards, the vesting of such awards, including outstanding options, will be accelerated.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

Robert K. Burgess Employment Agreement

The Company entered into an employment agreement with Mr. Burgess in August 1996. The employment agreement specified that Mr. Burgess’ annual base salary be $300,000, and that he would have the opportunity to earn an annual target bonus of $200,000, if he met 100% of the objectives established by the Board and up to a maximum annual bonus of $480,000, if he had exceeded 100% of certain objectives. In fiscal 1999, Mr. Burgess volunteered to reduce his annual base salary from $300,000 to $200,000, and increase his target variable compensation from $200,000 to $300,000 based upon 100% achievement of the Company’s financial plan, with the variable compensation to be proportionally adjusted in accordance with the Company’s earnings performance. In fiscal 2000, the Compensation Committee increased the target variable compensation for Mr. Burgess from $300,000 to $400,000. From January 1, 2001 to September 30, 2001, Mr. Burgess voluntarily reduced his annual base salary rate from $200,000 to one dollar ($1). During fiscal 2003, the Compensation Committee increased the annual base salary for Mr. Burgess from $200,000 to $400,000.

Upon termination for other than cause or constructive termination, Mr. Burgess will continue to receive his salary and bonus at the target plan for a period of twelve months. In addition, Mr. Burgess will be entitled to continue vesting in his options for the greater of (i) twenty-four months, reduced by the number of months from the grant date to his date of termination or (ii) twelve months. In the event Mr. Burgess is constructively terminated as President or voluntarily terminates within 180 days following a change in control, he will continue to receive his salary and bonus for twelve months, and Mr. Burgess’ options will immediately become exercisable and vest as if he had remained employed for an additional twenty-four months, and will remain exercisable for twenty-four months following the later of his termination of employment as President or the date of his option acceleration.

Change of Control Arrangements

Elizabeth A. Nelson

Pursuant to a resolution adopted by the Board of Directors in fiscal 1998, if (i) upon or at any time after a change of control of the Company, there is a “constructive termination” of her employment as the Chief Financial Officer of the Company or (ii) within one year following a change of control of the Company, there is a voluntary termination of her employment as the Chief Financial Officer of the Company, Ms. Nelson is entitled to receive, (a) for a period of twelve months, her full base salary, target bonus payments, and employee benefits she received immediately prior to such termination, and (b) full vesting of all outstanding but unexercised options and/or other equity incentive awards, with such options and other equity incentive awards exercisable within 180 days from the date of such termination. A constructive termination is deemed to have occurred in the event of (i) a material adverse change in Ms. Nelson’s position causing such position to be of materially less stature or responsibility without Ms. Nelson’s consent, (ii) a reduction in Ms. Nelson’s compensation by more than 10% without her consent, or (iii) relocation of the principal place of her employment by more than 50 miles.

Other Executive Officers

Pursuant to a resolution adopted by the Board of Directors in fiscal 1997, the options awarded to executive officers of the Company, including Stephen Elop, Kevin Lynch, Dominic Gallello and Loren Hillberg, will be accelerated by, other than with respect to Mr. Hillberg, an eighteen-month period and, with respect to Mr. Hillberg, a twelve-month period, in each case, in the event of a change of control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board (the “Committee”) makes all decisions involving the compensation of executive officers of the Company. The Committee consists of the following non-employee directors: Donald L. Lucas and William B. Welty. No executive officer of the Company served during fiscal 2002, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or the Company’s Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

This Report of the Compensation Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

To the Board of Directors:

Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is composed of two independent non-employee Directors, neither of whom have any interlocking relationships as defined by the SEC. Although Robert K. Burgess (the Company’s Chairman and Chief Executive Officer) and Elizabeth A. Nelson (the Company’s Executive Vice President, Chief Financial Officer and Secretary) are generally invited to attend the meetings of the Committee, they do not participate in deliberations that relate to their own compensation.

General Compensation Policy

The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company; provided, however, that in November 2001, the Compensation Committee delegated to the Chief Executive Officer the authority to grant to employees of the Company who are not directors or officers of the Company options and stock awards; provided, further, that no such individual award made by the Chief Executive Officer may exceed 250,000 shares or options to purchase more than 250,000 shares of the Company’s stock. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer (“CEO”) and other executive officers and employees of the Company at or about the beginning of each fiscal year. The Committee administers the Company’s incentive and equity plans, including, among others, the 1992 Equity Incentive Plan (the “1992 Plan”), the 1999 Stock Option Plan (the “1999 Stock Plan”), the 1993 Employee Stock Purchase Plan, the 2001 Employee Stock Purchase Plan, the equity incentive plans assumed by the Company in prior acquisitions, and, if adopted by the stockholders, the 2002 Equity Incentive Plan (the “2002 Plan”).

The Committee’s philosophy in compensating executive officers, including the CEO, is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of the compensation of the executive officers of the Company is based on corporate profits and sales performance. Long-term equity compensation for executive officers are made through the granting of stock options. Stock options generally have value for the executive only if the price of the Company’s stock increases above the fair market value on the grant date and the executive remains in the Company’s employ for the period required for the shares to vest.

The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee reviewing data on prevailing compensation practices in technology companies with whom the Company competes for executive talent and by their evaluating such information in connection with the Company’s corporate goals. Subject to the limitations regarding available data, the Committee compared the compensation of the Company’s executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, the Company’s executive officers, including the CEO, are each eligible to receive a quarterly cash bonus under the Company’s executive bonus plan and are eligible to participate in equity incentive plans, including the 1992 Plan, the 1999 Stock Plan, and, if adopted by the stockholders, the 2002 Plan.

In preparing the performance graph for this Proxy Statement, the Company used the JPMorgan H&Q Technology Index as its published line of business index. The compensation practices of most of the companies in that index were not reviewed by the Company when the Committee reviewed the compensation information described above because such companies were determined not to be competitive with the Company for executive talent.

Fiscal 2002 Executive Compensation and 2001 Option Exchange Program

Base Compensation.    The Committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer, including the CEO.

Incentive Compensation.    Cash bonuses are awarded only if the Company meets predetermined objectives set by the Board at the beginning of the year. For fiscal 2002, the objectives used by the Company as the basis for incentive compensation for the CEO and other executives were based on a combination of revenue, channel sell-through performance, and profitability. The target amount of bonus and the actual amount of bonus are determined by the Committee, in its discretion. For fiscal 2002, executive bonuses ranged from $25,000 to $50,000.

Stock Options.    In fiscal 2002, stock options to purchase shares of Common Stock of the Company (the “Macromedia Options”) were granted to the Company’s executive officers to aid in the retention of the executive officers and to align their interests with those of the stockholders. Macromedia Options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional Macromedia Options to executives for other reasons. The number of shares subject to each Macromedia Option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group. In fiscal 2002, the Committee considered these factors, as well as the number of Macromedia Options held by such executive officers as of the date of grant that remained unvested. In the discretion of the Committee, executive officers may also be granted Macromedia Options under the 1992 Plan, the 1999 Plan (within the limitations on grants to executive under the 1999 Plan), and, if approved by the stockholders, the 2002 Plan to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company’s Common Stock. The Macromedia Options are granted at a price that is equal to the fair market value of the Company’s Common Stock on the date of grant. The vesting for options granted to the executive officers in fiscal 2002 was designed to further ensure the retention of the Company’s executive officers.

2001 Stock Option Exchange Program.    As a result of the substantial decline in the market price of the Company’s Common Stock that began in the later part of calendar year 2000, many of the outstanding options held by the Company’s employees, including the Company’s executive officers, had exercise prices significantly higher than the market price of the underlying stock. The significant decline in the Company’s stock price was, in part, a result of the economic downturn in the economy, especially the severe economic downturn in the technology sector. The Compensation Committee determined that the outstanding options were no longer effective in achieving the desired effect of retaining key employees and providing incentive to employees to align their interest with those of the Company’s stockholders.

Therefore, in May 2001, the Board of Directors, including the members of the Compensation Committee, authorized the implementation of an option exchange program pursuant to which holders, other than non-employee directors of Company, of options to purchase shares of the Company stock had the opportunity to tender for exchange and cancellation such options for new options granted and priced at least six months and one day after the completion of such option exchange program. Only holders of options granted under the Company’s 1992 Equity Incentive Plan, the Company’s 1999 Stock Option Plan, the Andromedia, Inc. 1999 Stock Plan assumed in a prior merger, and certain non-plan option grant agreements were eligible to participate in the option exchange program. The new options granted in the exchange program retained the same vesting schedule and the vesting start date as the corresponding options granted. In addition, in the event that an employee participating in the exchange program was terminated after the expiration of the exchange offer but prior to the grant of the replacement options, the options tendered by such employee would be cancelled without any replacement options granted therefor.

The exchange offer expired on June 4, 2001, and the Company accepted for exchange and cancellation options to purchase an aggregate of 7,414,617 shares of the Company’s common stock representing 60% of the options eligible to be tendered under the option exchange program. On December 21, 2001, the Company granted new options to purchase an aggregate of 6,563,106 shares of the Company common stock to replace the eligible options that had been tendered and cancelled under the option exchange program. The exercise price per share for the new options granted in the exchange program was $15.99, the per share fair market value of Company’s common stock on December 21, 2001.

The Compensation Committee believes that the option exchange program was in the best interest of the Company because equity incentives are necessary for the retention of services of key employees, including executive officers. Without the exchange offer, the discrepancy between the high exercise price of the outstanding options and the lowered market price of the Company stock would have limited the Company’s ability to remain competitive for the services of such key employees.

However, in order to ensure that the interests of the Company were further protected, the 2001 Option Exchange Program included several restrictions. Each employee participating in the exchange program had to first tender for cancellation the outstanding options such employee elected to exchange. In order for such employee to receive replacement options, such employee was required to be employed continuously from the date the offer expired to the date the replacement options were issued. Any employee participating in the exchange program but failing to be continuously employed with the Company during such period did not receive replacement options for the options tendered and cancelled. Furthermore, the replacement options were granted no earlier than six month and a day after the expiration of the offer to assure that the replacement options would not be treated as a variable award for financial accounting purposes. The exercise price for the replacement options was equal to the fair market value of the Company’s stock on the date the replacement options were granted. The employees participating in the program assumed the risk of the exercise price for the replacement options being higher than the exercise price for the tendered options.

Company Performance and CEO Compensation.    For the fiscal year 2002, Robert K. Burgess, the Chairman and CEO of the Company, who was eligible to receive a base salary of $200,000, received a base salary of $103,010, reflecting a voluntary reduction in annual base salary rate from $200,000 to one dollar ($1) during the period from January 1, 2001 to September 30, 2001. In addition, Mr. Burgess, who was eligible to earn a target bonus of $400,000 based on attainment of 100% of the Company’s executive bonus plan objectives, with a total bonus potential in excess of the target bonus based on proportional achievement above the objectives, received a bonus of $50,000. Furthermore, in fiscal 2002, the Company granted him non-qualified stock options to purchase an aggregate of 750,000 shares of Common Stock of the Company, including options to purchase 500,000 shares of Common Stock granted in exchange for options to purchase the same number of shares tendered and cancelled by Mr. Burgess in the Company’s 2001 Stock Option Exchange program. For fiscal 2003, Mr. Burgess will receive a base salary of $400,000 with a target bonus of $400,000 based on attainment of 100% of the Macromedia Executive Bonus Plan objectives, with his bonus to be proportionally adjusted for his performance.

Compliance with Section 162(m) of the Internal Revenue Code of 1986.    The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for fiscal 2003. The 1992 Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. The 1999 Plan is not in compliance with Section 162(m). If approved by the stockholders, the 2002 Plan will be in compliance with Section 162(m). The Company does not expect cash compensation for fiscal 2003 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

COMPENSATION COMMITTEE

Donald L. Lucas
William B. Welty

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

To the Board of Directors:

The Audit Committee acts pursuant to the Amended and Restated Terms of Reference of the Audit Committee of the Board of Directors of Macromedia, Inc., which was adopted by the Company’s Board on July, 2000. Management is responsible for our internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Each of the members of the Audit Committee, other than Mr. Giffen, qualifies as an independent director under the current listing standards of the Nasdaq National Market. Mr. Giffen may be deemed not to be an independent director under the Nasdaq rules because of the inherent value of a stock option he received in 1998 for performing consulting services to the Company separate from the services he provided as a member of the Board. Under the current listing standards of the Nasdaq National Market, a board of directors may appoint one non-independent director to the audit committee in certain circumstances. The Board has determined that it is in the best interests of the Company and its stockholders to appoint Mr. Giffen to the Audit Committee because of his many years of experience, his financial sophistication and his accounting skills and knowledge.

The Audit Committee has reviewed and discussed our audited financial statements with the management of the Company. The Audit Committee has discussed with KPMG LLP, our independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from us and our related entities, and has discussed with KPMG LLP their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

AUDIT COMMITTEE

John (Ian) Giffen
Mark D. Kvamme
Donald L. Lucas
William B. Welty

COMPANY STOCK PRICE PERFORMANCE

The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The graph below compares the cumulative total stockholder return on the Common Stock of the Company from March 31, 1997 through and including March 31, 2002 with the cumulative total return on The Nasdaq (US only) Stock Market and the JPMorgan H&Q Technology Index (assuming the investment of $100 in the Company’s Common Stock and in each of the indexes on March 31, 1997 and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each month presented.

* $100 INVESTED ON 3/31/97 IN STOCK OR INDEX—
INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

SCALED PRICES: Stock and index prices scaled to 100 as of March 31, 1997.

Date	MACR	Nasdaq	JPMorgan H&Q Technology Index
Mar-97	100.00	100.00	100.00
Mar-98	164.13	150.34	148.64
Mar-99	499.98	201.59	207.69
Mar-00	996.50	374.51	472.46
Mar-01	177.24	150.72	191.67
Mar-02	225.31	151.13	178.22

CERTAIN TRANSACTIONS

From April 1, 2001 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which the Company or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of the Company’s Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except as set forth below and under “Executive Compensation” and “Employment Agreements and Change of Control Arrangements.”

The Company entered into a consulting agreement with John (Ian) Giffen, a director of the Company, in February 1998, pursuant to which Mr. Giffen agreed to advise the Company’s Chief Financial Officer, senior finance staff and investment relations staff in certain areas and work on special projects for the Company. As part of the consideration for these services, which are beyond his duties as a director of the Company, Mr. Giffen was granted a stock option for 75,000 shares of the Company’s Common Stock with the exercise price fixed at the then fair market value of the Company’s Common Stock, which vested and became exercisable at the rate of 2.78% per month after the date of the grant. Effective March 31, 2000, the consulting agreement was amended to extend the term thereof, to reduce the cash compensation paid to Mr. Giffen from $8,344 per month to $4,167 per month, and to limit the services to be provided by Mr. Giffen thereunder.

The Company entered into a consulting agreement with Alan Ramadan, a director of the Company, in October 2001, pursuant to which Mr. Ramadan agreed to advise the Company’s executive officers in connection with potential new business opportunities for the Tools Business Unit of the Company. As part of the consideration for these services, which were beyond his duties as a director of the Company, Mr. Ramadan received cash compensation of $30,000 per month based on a five-day workweek. In February 2002, the Company employed Mr. Ramadan as an Executive, New Business Opportunities, and terminated the consulting agreement. As an employee of the Company, Mr. Ramadan receives an annual base salary of $250,000 and a bonus income of $110,000, which bonus will become guaranteed during the first six months of employment with the Company. In addition, Mr. Ramadan was granted an option to purchase 120,000 shares of the Company’s Common Stock with the exercise price fixed at the then fair market value of the Company’s Common Stock, with 4.17% vesting each month and with such vesting commencing on November 2001. Due to his employment status with the Company, Mr. Ramadan has not been nominated for election as a director in the Company’s 2002 Annual Meeting of the Stockholders.

The Company made a recourse loan to Kevin Lynch for $349,300 in principal amount on April 17, 2000, in connection with Mr. Lynch’s exercise of options to purchase 700,000 shares of Common Stock of AtomShockwave Corp. (formerly Shockwave.com, Inc.), a privately-held Delaware corporation of which the Company holds approximately 40% of the outstanding voting shares. Pursuant to the Secured Full Recourse Promissory Note issued by Mr. Lynch to the Company in connection with the loan, the interest on the loan accreted at the rate of 6.60%, compounded semi-annually. On April 1, 2001, the Company entered into a Stock Purchase and Sale Agreement with Mr. Lynch in an arms-length transaction for the purchase of such 700,000 shares of the AtomShockwave Corp. stock at an aggregate purchase price of $350,000, with the purchase price reflecting the price paid by Mr. Lynch upon exercise of his options to purchase such shares. The Company applied $349,300 of the purchase price to the repayment of the principal of such loan and $700 of the remaining purchase price to the accreted interest. The remaining $24,310 in accreted interest on the loan was forgiven by the Corporation.

The Company entered into a Stock Purchase and Sale Agreement on April 1, 2001 with Robert Burgess in an arms-length transaction for the purchase of 2,450,000 shares of Common Stock of AtomShockwave Corp. at an aggregate purchase price of $1,225,000, with the purchase price reflecting the price paid by Mr. Burgess upon exercise of his options to purchase such shares.

The Company entered into a Stock Purchase and Sale Agreement on April 1, 2001 with Elizabeth Nelson in an arms-length transaction for the purchase of 210,000 shares of Common Stock of AtomShockwave Corp. at an aggregate purchase price of $105,000, with the purchase price reflecting the price paid by Ms. Nelson upon exercise of her options to purchase such shares.

The Company entered into a Stock Purchase and Sale Agreement on April 1, 2001 with Loren Hillberg in an arms-length transaction for the purchase of 160,000 shares of Common Stock of AtomShockwave Corp. at an aggregate purchase price of $80,000, with the purchase price reflecting the price paid by Mr. Hillberg upon exercise of his options to purchase such shares.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2003 annual meeting of stockholders must be received by the Company at its principal executive offices no later than February 13, 2003 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before the 2003 annual meeting of stockholders (but not include it in the Company proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company by no earlier than April 10, 2003 and no later than May 10, 2003.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during fiscal 2002.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

ANNUAL REPORTS

A copy of our Annual Report to Stockholders, which includes financial statements, is being mailed with this Proxy Statement.

We have filed our Annual Report on Form 10-K for the fiscal year ended March 31, 2002 with the Securities and Exchange Commission. It is available at the SEC’s web site at www.sec.gov. Upon written request by a Macromedia stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

Requests for copies of our Annual Report to Stockholders or our Annual Report on Form 10-K should be directed to Investor Relations, Macromedia, Inc., 600 Townsend Street, San Francisco, California 94103. Financial reports may also be accessed on our web site at www.macromedia.com.

Appendix A

MACROMEDIA, INC.

MACROMEDIA, INC.

2002 EQUITY INCENTIVE PLAN

As Adopted June 6, 2002

1.    PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options and Restricted Stock. Capitalized terms not defined in the text are defined in Section 22.

2.    SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available.    Subject to Sections 2.2 and 17, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 2,000,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. No more than 30,000,000 shares shall be issued as ISOs. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2    Adjustment of Shares.    In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Sections 3 and 8 below, (c) the Exercise Prices of and number of Shares subject to outstanding Options, and (d) the number of Shares subject to other outstanding Awards may, upon approval of the Board in its discretion, be proportionately adjusted in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.    ELIGIBILITY.    ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

4.    ADMINISTRATION.

4.1    Committee Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 8 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 8 hereof, the Committee will have the authority to:

(a)  construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)  prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)  select persons to receive Awards;

(d)  determine the form and terms of Awards;

(e)  determine the number of Shares or other consideration subject to Awards;

(f)  determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)  grant waivers of Plan or Award conditions;

(h)  determine the vesting, exercisability and payment of Awards;

(i)  correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)  determine whether an Award has been earned; and

(k)  make all other determinations necessary or advisable for the administration of this Plan.

4.2    Committee Discretion.    Except for automatic grants to Outside Directors pursuant to Section 8 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5.    OPTIONS.    The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1    Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 8 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3    Exercise Period.    Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the

ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 7 of this Plan.

5.5    Method of Exercise.    Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6    Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)  If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than ninety (90) days after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond ninety (90) days after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)  If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within ninety (90) days after a Termination because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.7    Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8    Limitations on ISO.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9    Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10    No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK.    A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1    Form of Restricted Stock Award.    All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2    Purchase Price.    The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Payment of the Purchase Price may be made in accordance with Section 7 of this Plan.

6.3    Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4    Termination During Performance Period.    If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

7.    PAYMENT FOR SHARE PURCHASES.

7.1    Payment.    Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)  by cancellation of indebtedness of the Company to the Participant;

(b)  by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)  by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price or Purchase Price, as the case may be, equal to the par value of the Shares must be paid in cash or other legal consideration permitted by Delaware General Corporation;

(d)  by waiver of compensation due or accrued to the Participant for services rendered;

(e)  with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)  through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)  through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)  by any combination of the foregoing.

7.2    Loan Guarantees.    The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

8.    AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

8.1    Types of Options and Shares.    Options granted under this Plan and subject to this Section 8 shall be NQSOs.

8.2    Eligibility.    Options subject to this Section 8 shall be granted only to Outside Directors.

8.3    Initial Grant.    Each Outside Director who becomes a member of the Board on or after the Effective Date will automatically be granted an option for 60,000 Shares (the “Initial Grant”) on the date such Outside Director first becomes a member of the Board. Each Outside Director who became a member of the Board on or prior to the Effective Date and who did not receive a prior option grant (under this Plan or otherwise and from the Company or any of its corporate predecessors) will receive an Initial Grant on the Effective Date.

8.4    Succeeding Grant.    Each Outside Director who is a member of the Board on or after the Effective Date will be granted an option for 60,000 Shares, reduced by the number of Shares subject to options that remain unvested as of the date of such grant (a “Succeeding Grant”), immediately following the Annual Meeting of Stockholders that occurs on or after the third anniversary of Outside Director’s last preceding Succeeding Grant, or in the absence of a Succeeding Grant, Outside Director’s Initial Grant.

8.5    Committee Grants.    Each Outside Director who serves as a member of either the Audit Committee of the Board or the Compensation Committee of the Board will receive an additional option grant immediately following the Annual Meeting of Stockholders as follows:

(a)  Audit Committee.    If the Outside Director is serving as a member of the Audit Committee of the Board, the Outside Director will be granted an option for 10,000 Shares (the “Audit Committee Grant”). If the Outside Director is serving as the chairman of the Audit Committee, the Outside Director will be granted an additional option for 5,000 Shares (the “Audit Committee Chairman Grant”).

(b)  Compensation Committee.    If the Outside Director is serving as a member of the Compensation Committee of the Board, the Outside Director will be granted an option or 7,500 Shares (the “Compensation Committee Grant”). If the Outside Director is serving as the chairman of the Compensation Committee, the Outside Director will be granted an additional option for 5,000 Shares (the “Compensation Committee Chairman Grant”).

8.5    Vesting and Exercisability.    The date an Outside Director receives an Initial Grant, a Succeeding Grant, or Committee Grant is referred to in this Plan as the “Start Date” for such option.

(a)  Initial Grant.    Each Initial Grant shall vest as to 16.67% of the Shares subject to it on the date six months after the date of such grant and shall vest as to an additional 2.7778% of the Shares each calendar month thereafter, so long as the Optionee continuously remains a director or consultant of the Company.

(b)  Succeeding Grant.    Each Succeeding Grant shall vest as to 2.7778% of the Shares each calendar month, so long as the Outside Director continuously remains a director or consultant of the Company.

(c)  Committee Grants.    Each Audit Committee Grant and each Compensation Committee Grant will vest as to 8.33% of the Shares each calendar month, so long as the Outside Director continuously remains a member of the respective Committee. Each Audit Committee Chairman Grant and each Compensation Committee Chairman Grant will vest as to 8.33% of the Shares each calendar month, so long as the Outside Director continuously remains chairman.

Notwithstanding any provision to the contrary, in the event of a Corporate Transaction described in Section 17.1, the vesting of all options granted to Outside Directors pursuant to this Section 8 will accelerate and such options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within six (6) months after the consummation of said event. Any options not exercised within such six-month period shall expire.

8.6    Exercise Price.    The exercise price of an option pursuant to an Initial Grant and Succeeding Grant shall be the Fair Market Value of the Shares, at the time that the option is granted.

8.7    Termination.    Except as provided below in this Section, the options granted under this Section 8 shall terminate and may not be exercised if the Outside Director ceases to be a member of the Board or a consultant of the Company. The date on which the Outside Director ceases to be a member of the Board or ceases to remain a consultant of the Company shall be referred to as the “Termination Date.”

(a)  Termination Generally.    If Outside Director ceases to be a member of the Board or a consultant of the Company for any reason except death or disability (as defined below), the options granted under this Section 8, to the extent (and only to the extent) that it would have been exercisable by such Outside Director on the Termination Date, may be exercised by the Outside Director within six (6) months after the Termination Date, but in no event later than the expiration date.

(b)  Death or Disability.    If the Outside Director ceases to be a member of the Board or a consultant of the Company because of the death of the Outside Director or the disability of the Outside Director within the meaning of Section 22(e)(3) of the Code, the options granted under this Section 8, to the extent (and only to the extent) that it would have been exercisable by the Outside Director on the Termination Date, may be exercised by the Outside Director within twelve (12) months after the Termination Date, but in no event later than the expiration date.

9.    WITHHOLDING TAXES.

9.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

10.    TRANSFERABILITY.

10.1    Except as otherwise provided in this Section 10, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

10.2    All Awards other than NQSO’s.    All Awards other than NQSO’s shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

10.3    NQSOs.    Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

11.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

11.1    Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 11.

11.2    Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

12.    CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

13.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

14.    EXCHANGE AND BUYOUT OF AWARDS.    The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

15.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

17.    CORPORATE TRANSACTIONS.

17.1    Assumption or Replacement of Awards by Successor.    Except for automatic grants to Outside Directors pursuant to Section 8 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Corporate Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 17.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 17. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

17.2    Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 17, in the event of the occurrence of any Corporate Transaction described in Section 17.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

17.3    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18.    ADOPTION AND STOCKHOLDER APPROVAL.    This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. This Plan will become effective on the date on which the stockholders of the Company approve the Plan (the “Effective Date”). Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

19.    TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

20.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

21.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.    DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option or Restricted Stock.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Macromedia, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)  if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)  if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)  if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)  if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)  child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)  any person (other than a tenant or employee) sharing the Participant’s household;

(c)  a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)  a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)  any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(a)  Net revenue and/or net revenue growth;

(b)  Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)  Operating income and/or operating income growth;

(d)  Net income and/or net income growth;

(e)  Earnings per share and/or earnings per share growth;

(f)  Total stockholder return and/or total stockholder return growth;

(g)  Return on equity;

(h)  Operating cash flow return on income;

(i)  Adjusted operating cash flow return on income;

(j)  Economic value added; and

(k)  Individual confidential business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.

“Plan” means this Macromedia, Inc. 2002 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 17, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is not more than a period pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing, provided further, however that, for purposes of ISO status for a Participant’s Options, any leave that is more than 90 days must have a guarantee of reemployment by a written contract or statute. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

MACROMEDIA, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
JULY 18, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints Robert K. Burgess and Elizabeth A. Nelson, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Macromedia, Inc. (the “Company”) to be held at 600 Townsend Street, San Francisco, California 94103 on July 18, 2002, at 1:00 p.m. P.D.T., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

See Reverse Side

Please mark your choices like this
X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

ACCOUNT NUMBER COMMON

1. ELECTION OF DIRECTORS			FOR	WITHHELD FOR ALL
Nominees:	01 Robert K. Burgess	02 Mark D. Kvamme	☐	☐
	03 John (Ian) Giffen	04 Donald L. Lucas
	05 William H. Harris, Jr.	06 William B. Welty
07 Robert A. Kotick

Instruction:	To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

	FOR	AGAINST	ABSTAIN
2. ADOPTION OF THE COMPANY’S 2002 EQUITY INCENTIVE PLAN	☐	☐	☐

3. RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY’S NOMINEES FOR ELECTION AND FOR PROPOSALS 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Signature(s)	Dated:	, 2002

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING